RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.


         The following Restated Certificate of Incorporation of Palomar Medical Technologies, Inc., originally known as Dynamed, Inc. (the "Corporation"), (i) only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on August 16, 1991, as heretofore amended or supplementedand ; (ii) contains no discrepancy with the provisions of such Certificate of Incorporation, as heretofore amended or supplemented; and
(iii) has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

         FIRST:  The name of the  Corporation is Palomar  Medical  Technologies,
Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares which the Corporation shall have the authority to issue is one hundred and five million (105,000,000) shares of which one hundred million (100,000,000) shares shall be Common Stock with a par value of one cent ($.01) per share and five million (5,000,000) shares shares shall be Preferred Stock with a par value of one cent ($.01) per share.

                 Additional designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time.

         A.       SERIES D CONVERTIBLE PREFERRED STOCK
                  ------------------------------------


                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Convertible Preferred Stock"), and the number of shares constituting the Series D Convertible Preferred Stock shall be 6,000.






                  SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series D Convertible Preferred Stock shall be the sum of (i) $60.00, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series D Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

                  SECTION 3. RANK. All Series D Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, $.01 par value per share, the Series B Convertible Preferred Stock, $.01 par value per share, the Series C Convertible Preferred Stock, $.01 par value per share, the Series I Class A Preference Shares, $.01 par value per share, and the Series II Class A Preference Shares, $.01 par value per share, of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of 8% of the Per Share Price (as defined in Section 5) per annum per share during the first twelve (12) months after the date of original issuance, 6% of the Per Share Price per annum during the second twelve months after the date of original issuance and 4% of the Per Share Price per annum thereafter, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of the dividends payable per share of Series D Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series D Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on, and, except for the use of Common Stock to pay for the exercise price of stock options issued pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series D Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment, except for up to 350,000 shares of Common Stock which may be repurchased by the Corporation or a subsidiary of the Corporation for purposes of an incentive stock option plan as authorized by the Board of Directors of the Corporation prior to the filing of this Certificate.

                  If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series D Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series D Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series D Convertible Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series D Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series D Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series D Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series D Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders,
(ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (the "Per Share Price" and collectively with the amounts described in clauses (i) and (ii) above, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series D Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series D Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series D Convertible Preferred Stock (the "Senior

Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series D Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series D Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 6. NO MANDATORY REDEMPTION. The shares of Series D Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                  SECTION 7. NO SINKING FUND. The shares of Series D Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                  SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series D Convertible Preferred Stock, the Corporation shall have the right, exercisable on not less than 10 days or more than 30 days written notice to the holders of record of the shares of Series D Convertible Preferred Stock to be redeemed, at any time after the sooner to occur of (i) three (3) years after the date of original issuance or (ii) such time as the closing bid price of the Common Stock shall exceed $7.80 per share (the "Alternative Minimum Redemption Price") for 60 or more consecutive trading days (provided that for purposes of this clause (ii), the closing bid price of the Common Stock shall exceed $7.80 on the day that the shares of Series D Convertible Preferred Stock is called for redemption) to redeem all of the shares or any part thereof not less than 1,000 shares (or such lesser number of shares of Series D Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series D Convertible Preferred Stock in accordance with this Section 8. The Alternative Minimum Redemption Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series D Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series D Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series D Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series D Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series D Convertible Preferred Stock to be redeemed, determined in accordance with this Section and (4) the date of redemption of such shares of Series D Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series D Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series D Convertible Preferred Stock, the Corporation shall make payment to the holders of the shares of Series D Convertible Preferred Stock to be redeemed in respect of each share of Series D Convertible Preferred Stock to be redeemed of an amount equal to the amount of the Liquidation Preference determined as of the applicable Redemption Date (the "Redemption Price"). Upon redemption of less than all of the shares of Series D Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series D Convertible Preferred Stock which have not been redeemed. Only whole shares of Series D Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series D Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series D Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series D Convertible Preferred Stock as to which the holder has exercised the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

                  SECTION 9. CONVERSION.

                  (a) Conversion at Option of Holder. The holders of the Series D Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series D Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 20 days after the Registration Effective Date (as hereinafter defined) and at any time thereafter, each share of Series D Convertible Preferred Stock initially may be converted at the office of any transfer agent for the Series D Convertible
Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends in arrears to the Conversion Date by (z) 80% of the daily mean average of the Closing Price of the Common Stock on the ten consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to this clause (z) be less than $4.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z)) or more than $6.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"). The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

         Notwithstanding any other provision of this Section, the Corporation shall not be required to permit a conversion of shares of Series D Convertible Preferred Stock on any Conversion Date unless the aggregate number of shares of Series D Convertible Preferred Stock to be converted by all holders on such Conversion Date is 1,000 shares (or such lesser number of shares of Series D Convertible Preferred Stock as shall remain outstanding at the time of exercise of such conversion right).

                  (b) Certain Definitions.

                  As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                  As used herein, the "Conversion Amount" initially shall be equal to $1,000, subject to adjustment as hereinafter provided.

                  As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "Registration Effective Date" shall mean, with respect to any share of Series D Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation pursuant to
Section 8 of the Securities Purchase Agreement, dated as of February 14, 1996, by and between the Corporation and The Travelers Insurance Company is first declared effective by the Securities and Exchange Commission.

                  (c) Other Provisions. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series D Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series D Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series D Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series D Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series D Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series D Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series D Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series D Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                  The right of the holders of Series D Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series D Convertible Preferred Stock to be converted. Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series D Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series D Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series D Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series D Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series D Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series D Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series D Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series D Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  Upon surrender of certificates representing shares of Series D Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                  No fractional shares of Common Stock shall be issued upon conversion of Series D Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing Price of a share of Common Stock on the ten consecutive trading days before the Conversion Date and
(ii) such fraction of a share or (b) may issue an additional share of Common Stock.

                  The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq Stock Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                  The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

         C1 = C  x     O + N
                       -----
                       O  + N x P
                            -----
                            M

where

                  C1 = the adjusted Conversion Amount
                  C = the current Conversion Amount
                  O = the number of shares of Common  Stock  outstanding  on the record date.
                  N = the number of additional  shares of Common Stock  issuable pursuant to the exercise of such rights or warrants.
                  P = the offering  price per share of the  additional  shares
                      (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
                  M = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

         C1 = C  x      M
                      -----
                      M - F

where

                  C1  = the adjusted Conversion Amount
                  C   = the current Conversion Amount
                  M   = the Current  Market  Price per share of Common  Stock on the record date mentioned below.
                  F   = the aggregate  amount of such cash  dividend  and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The
                      Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series D Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series D Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  Whenever the Conversion Amount is adjusted, (i) the Corporation shall send to each transfer agent, if any, for the Series D
Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series D Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq Stock Market if the Series D Convertible Preferred Stock or the Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice-President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation and (ii) the Corporation will give notice by mail to the holders of record of Series D Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series D Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series D Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines to be fair to the holders of the Series D Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph
(ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after the Series D Convertible Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).

                  SECTION 10. VOTING RIGHTS. Except as otherwise required by law, shares of Series D Convertible Preferred Stock shall not be entitled to vote on any matter.

                  The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series D Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series D Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series D Convertible Preferred Stock shall be deemed not to affect materially and adversely such powers, preferences, or special rights.

                  SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series D Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series D Convertible Preferred Stock for conversion into Common Stock, all shares of Series D Convertible Preferred

Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Series D Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         B.       SERIES E CONVERTIBLE PREFERRED STOCK
                  ------------------------------------

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series E Convertible Preferred Stock" (the "Series E Convertible Preferred Stock") , and the number of shares constituting the Series E Convertible Preferred Stock shall be 10,000, and shall not be subject to increase.

                  SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series E -Convertible Preferred Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series E Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

                  SECTION 3. RANK. All Series E Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series E Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing July 1, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series E Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series E Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360- day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series E Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (other than purchases, redemptions or other acquisitions of a number of shares of Common Stock in the aggregate not in excess of 2 percent of the shares of Common Stock outstanding on the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware, at prices not in excess of the fair market value thereof at the time of purchase, redemption or acquisition) unless and until all accrued and unpaid dividends on the Series E Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series E Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series E Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series E Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series E Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series E Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series E Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series E Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series E Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series E Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series E Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series E Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series E Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series E Convertible Preferred Stock if:

                  (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

                  (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                  (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon Official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

                  (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of the shares of Common Stock;

                  (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

                  (vi) the issuance of shares of Common Stock in payment of dividends on Series E Convertible Preferred Stock held by any GFL Person (as defined in Section 9(a) hereof) would result in any GFL Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.

                  Shares of Common Stock issued in payment of dividends on Series E Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

                  "Computed Price" of shares of Common Stock means the price equal to 85 percent of the arithmetic mean of the per share Closing Price (as defined in Section 9(b)) of the Common Stock for the three consecutive trading days ending on the third trading day prior to the applicable dividend payment date; provided however, that, notwithstanding the foregoing, in no event shall the Computed Price be less than $.0005 per share.

                  SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series E Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders,
(ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series E Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series E Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series E Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series E Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series E Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series E Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 6. NO MANDATORY REDEMPTION. The shares of Series E Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                  SECTION 7. NO SINKING FUND. The shares of Series E Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                  SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series E Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the original holders of the Series E Convertible

Preferred Stock (the "Registration Rights Agreement") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series E Convertible Preferred Stock to be redeemed, at any time which is 90 days or more after the Registration Effective Date (as defined in Section 9 (b) ) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Series E Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series E Convertible Preferred Stock in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series E Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series E Convertible Preferred Stock of any other holder. Any Notice of Redemption may, subject to the 15 and 20 day restrictions stated above, be given prior to the date which is 90 days after the Registration Effective Date, but in any such case may not specify a Redemption Date (as herein defined) prior to the date which is 90 days after the Registration Effective Date. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series E Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series E Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series E Convertible Preferred Stock to be redeemed, determined in accordance with this Section and
(4) the date of redemption of such shares of Series E Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series E Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series E Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series E Convertible Preferred Stock to be redeemed in respect of each share of Series E Convertible Preferred Stock to be redeemed of an amount equal to the sum of (A) the amount of the Liquidation Preference determined as of the applicable Redemption Date and (B) $176.50 (such sum being referred to herein as the "Redemption Price"). Upon redemption of less than all of the shares of Series E Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series E Convertible Preferred Stock which have not been redeemed. Only whole shares of Series E Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series E Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series E Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series E Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

                  SECTION 9. CONVERSION.

                  (a) Conversion at Option of Holder. The holders of the Series E Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series E Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 90 days after the date of initial issuance of shares of Series E Convertible Preferred Stock (the "Issuance Date") and at any time thereafter, each share of Series E Convertible Preferred Stock initially may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series E Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends on the shares of Series E Convertible Preferred Stock being converted in arrears to the Conversion Date by (z) the lesser of (I) $11.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) and (II) the product of (A) the Conversion Percentage times (B) the arithmetic average of the Closing Price of the Common Stock on the three consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to subclause (II) of this clause (z) be less than $7.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events, regardless of the actual amount otherwise determined pursuant to this clause (z)) (the "Minimum Conversion Price"), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall GFL Advantage Fund Limited ("Advantage") be entitled to convert any shares of Series E Convertible Preferred Stock in excess of that number of shares of Series E Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Advantage or any person associated or affiliated with, or serving as an adviser to Advantage (each a "GFL Person" and collectively, the "GFL Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series E Convertible Preferred Stock and unexercised Common Stock Purchase Warrants issued to Advantage in connection with the issuance of the Series E Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series E Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any GFL Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Advantage to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock. Notwithstanding any other provision hereof, if the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days ending on the 89th day (or, if such 89th day is not a trading day, ending on the trading day next preceding such 89th day) after the Issuance Date shall be at least $10.00 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events), then the Minimum Conversion Price shall be increased to $8.50 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events). The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

                  (b) Certain Definitions.

                  As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                  "Computation Date" means (1) the date which is 90 days after the Closing Date, unless the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement theretofore has been declared effective by the SEC, and, (2) if the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not theretofore been declared effective by the SEC, each date which is 30 days after a Computation Date and, (3) if the Registration Statement required to be filed by the Corporation pursuant to
Section 2(a) of the Registration Rights Agreement is not declared effective by the SEC within 90 days after the Closing Date, the date on which such Registration Statement is declared effective.

                  As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

                  As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "Conversion Percentage" shall mean 85 percent, except that, if the Registration Statement is not ordered effective by the SEC) within 90 days after the Issuance Date, then the percentage stated above in this paragraph shall be reduced by two percentage points on each Computation Date or by a pro rated portion of such two percentage points in the case of any Computation Date which is less than 30 days subsequent to a prior Computation Date (which means that the two percentage point reduction will be pro rated in the case of a period of less than 30 days between any two Computation Dates) and except that the percentage stated above in this paragraph, as so adjusted, is also subject to adjustment as provided in Section 3(f) (iii) of the Registration Rights Agreement; provided, however, that in no event shall the aggregate reduction in the Conversion Percentage exceed 15 percentage points, regardless of the actual amount otherwise determined pursuant hereto.

                  As used herein, "Registration Effective Date" shall mean, with respect to any share of Series E Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration

Rights Agreement is first ordered effective by the SEC.

                  As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

                  As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

                  (c) Other Provisions. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series E Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series E Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series E Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding,the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series E Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series E Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series E Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series E Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series E Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                  The right of the holders of Series E Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series E Convertible Preferred Stock to be converted and, in the case of Advantage, stating that such conversion will not result in Advantage beneficially owning a number of shares of Common Stock in excess of that number permitted by Section 9(a). Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising under United States federal, state or local law in connection with any conversion of shares of Series E Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series E Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series E Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series E Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series E Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series E Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series E Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series E Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series E Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series E Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series E Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  If a holder shall have given a notice of conversion of shares of Series E Convertible Preferred Stock, upon surrender of certificates representing shares of Series E Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                  No fractional shares of Common Stock shall be issued upon conversion of Series E Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

                  The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq National Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq National Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                  The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this

Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

            C1 = C x          O + N
                              -----
                           O + N x P
                               -----
                                 M

where

                  C1  = the adjusted Conversion Amount
                  C   = the current Conversion Amount
                  O   = the number of shares of Common Stock  outstanding on the record date.
                  N   = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
                  P   = the offering  price per share of the  additional  shares
                      (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
                  M   = the Current  Market  Price per share of Common  Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

         C1     =      C x      M
                              -----
                              M - F

where

                  C1  = the adjusted Conversion Amount
                  C   = the current Conversion Amount
                  M   = the Current  Market  Price per share of Common  Stock on the record date mentioned below.
                  F   = the aggregate  amount of such cash  dividend  and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The
                      Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii) , "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series E Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series E Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series E Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series E Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series E Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this
Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series E Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series E Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series E Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series E Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after such time as a holder of shares of Series E Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

                  (d) Conversion at Option of Corporation. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series E Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective, the Corporation shall have the right, exercisable at any time or from time to time on or after April 1, 1998 by at least 15 business days but not more than 20 business days prior notice (a "Corporation Conversion Notice") to the holders of the Series E Convertible Preferred Stock to require the holders of the Series E Convertible Preferred Stock to convert, in accordance with the provisions, and subject to the limitations, of this
Section 9, all or any part of the outstanding shares of Series E Convertible Preferred Stock into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. The Corporation Conversion Notice shall state (1) the number of shares of Series E Convertible Preferred Stock which the Corporation seeks to require to be converted into shares of Common Stock and (2) the conversion date (which shall not be less than 15 business days or more than 20 business days after the date the Corporation Conversion Notice is given). If the Corporation shall give a Corporation Conversion Notice, then, unless theretofore converted by the holder or redeemed by the Corporation in accordance herewith, and, so long as the

Registration Statement shall remain effective on such conversion date and the Corporation shall be in compliance in all material respects with its obligations under the Registration Rights Agreement on such conversion date, on the conversion date properly set forth therein, the lesser of (A) the number of shares of Series E Convertible Preferred Stock which the Corporation seeks to require to be converted, as set forth in such Corporation Conversion Notice or
(B) the maximum number of shares of Series E Convertible Preferred Stock which on such conversion date is convertible in accordance with Sections 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 (but without regard to the Minimum
Conversion Price) as if the conversion of such number of shares of Series E Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series E Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series E Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 9(d) after a Corporation Conversion Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder
(1) that number of shares of Common Stock for the number of shares of Series E Convertible Preferred Stock converted as shall be determined in accordance herewith, (2) a new certificate for the balance of shares of Series E Convertible Preferred Stock, if any, and (3) payment of the accrued and unpaid dividends on the shares of Series E Convertible Preferred Stock so converted (which payment of dividends may be made in accordance with Section 4 if the Corporation satisfies the requirements thereof).

                  SECTION 10. VOTING RIGHTS. Except as otherwise required by law, shares of Series E Convertible Preferred Stock shall not be entitled to vote on any matter.

                  The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series E Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series E Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series E Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

                  SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series E Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series E Convertible Preferred Stock for conversion into Common Stock, all shares of Series E Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series E Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series E Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series E Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of

Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         C.       SERIES F CONVERTIBLE PREFERRED STOCK
                  ------------------------------------


                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series F Convertible Preferred Stock" (the "Series F Convertible Preferred Stock"), and the number of shares constituting the Series F Convertible Preferred Stock shall be 6,000.

                  SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series F Convertible Preferred Stock shall be the sum of (i) $60.00, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series F Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

                  SECTION 3. RANK. All Series F Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, $.01 par value per share, the Series B Convertible Preferred Stock, $.01 par value per share, the Series C Convertible Preferred Stock, $.01 par value per share, the Series D Convertible Preferred Stock, $.01 par value per share, the Series E Convertible Preferred Stock, $.01 par value per share, the Series I Class A Preference Shares, $.01 par value per share, and the Series II Class A Preference Shares, $.01 par value per share, of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series F Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of 8% of the Per Share Price (as defined in Section 5) per annum per share during the first twelve (12) months after the date of original issuance, 6% of the Per Share Price per annum during the second twelve months after the date of original issuance and 4% of the Per Share Price per annum thereafter, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 31, June 30, September 30 and December 31 of each year commencing September 30, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of the dividends payable per share of Series F Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series F Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on, and, except for the use of Common Stock to pay for the exercise price of stock options issued pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series F Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series F Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series F Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series F Convertible Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series F Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series F Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series F Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series F Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series F Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series F Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (the "Per Share Price" and collectively with the amounts described in clauses (i) and (ii) above, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series F Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series F Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series F Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series F Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series F Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series F Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 6. NO MANDATORY REDEMPTION. The shares of Series F Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                  SECTION 7. NO SINKING FUND. The shares of Series F Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                  SECTION 8. OPTIONAL REDEMPTION.  So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series F Convertible Preferred Stock, the Corporation shall have the right, exercisable on not less than 10 days or more than 30 days written notice to the holders of record of the shares of Series F Convertible Preferred Stock to be redeemed, at any time after the sooner to occur of (i) three (3) years after the date of original issuance or (ii) such time as the closing bid price of the Common Stock shall exceed $16.80 per share (the "Alternative Minimum Redemption Price") for 60 or more consecutive trading days (provided that for purposes of this clause (ii), the closing bid price of the Common Stock shall exceed 16.80 on the day that the shares of Series F Convertible Preferred Stock are called for redemption) to redeem all of the shares or any part thereof not less than 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series F Convertible Preferred Stock in accordance with this Section 8; provided that (i) the Corporation shall not exercise its right to redeem shares of Series F Convertible Preferred Stock prior to the Registration Effective Date (as hereinafter defined) and (ii) if within five (5) days of receipt of a Notice of Redemption (as hereinafter defined) Travelers (as hereinafter defined)
shall notify the Corporation in writing that Travelers cannot exercise its right of conversion by reason of the operation of the proviso to the first sentence of
Section 9(a) the Notice of Redemption shall not be effective as to any shares of Series F Preferred Stock owned by Travelers and the such shares shall no longer be entitled to the accrual and cumulation of dividends under Section 4. The Alternative Minimum Redemption Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series F Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series F Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series F Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series F Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series F Convertible Preferred Stock to be redeemed, determined in accordance with this Section and (4) the date of redemption of such shares of Series F Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series F Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series F Convertible Preferred Stock, the Corporation shall make payment to the holders of the shares of Series F Convertible Preferred Stock to be redeemed in respect of each share of Series F Convertible Preferred Stock to be redeemed of an amount equal to the amount of the Liquidation Preference determined as of the applicable Redemption Date (the "Redemption Price"). Upon redemption of less than all of the shares of Series F Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series F Convertible Preferred Stock which have not been redeemed. Only whole shares of Series F Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series F Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series F
Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series F Convertible Preferred Stock as to which the holder has exercised the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

                  SECTION 9. CONVERSION.

                  (a) Conversion at Option of Holder. The holders of the Series F Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series F Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 20 days after the Registration Effective Date (as hereinafter defined) and at any time thereafter, each share of Series F Convertible Preferred Stock initially may be converted at the office of any transfer agent for the Series F Convertible
Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends in arrears to the Conversion Date by (z) 80% of the daily mean average of the Closing Price of the Common Stock on the ten consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to this clause (z) be less than $10.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z)) or more than $16.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that The Travelers Life Insurance Company ("Travelers") and any Travelers Person (as defined herein) shall only be entitled to convert any shares of Series F Convertible Preferred Stock from time to time to the extent that Travelers or such Travelers Person will, through such conversion, obtain that number of shares of Common Stock (the "Conversion Shares") that, together with shares of Common Stock directly or indirectly beneficially owned by Travelers, its subsidiaries and affiliated persons including persons serving as exclusive full time advisors of Travelers (each a "Travelers Person" and, collectively, "Travelers Persons"), would not result in direct and indirect beneficial ownership by all Travelers Persons that would exceed 10% of the outstanding shares of Common Stock, as calculated in accordance with Rule 16a-1(a)(1). For purposes of calculating the number of Conversion Shares, Travelers shall be entitled to use the outstanding number contained in the Company's most recent Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB in accordance with Rule 13D-1(e). For purposes of determining the number of Conversion Shares, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Travelers to the Company without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock to confirm such calculation. The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

         Notwithstanding any other provision of this Section, the Corporation shall not be required to permit a conversion of shares of Series F Convertible Preferred Stock on any Conversion Date unless the aggregate number of shares of Series F Convertible Preferred Stock to be converted by all holders on such Conversion Date is 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such conversion right).

                  (b) Certain Definitions.

                  As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                  As used herein, the "Conversion Amount" initially shall be equal to $1,000, subject to adjustment as hereinafter provided.

                  As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "Registration Effective Date" shall mean, with respect to any share of Series F Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation pursuant to
Section 8 of the Securities Purchase Agreement, dated as of July 12, 1996, by and between the Corporation and The Travelers Insurance Company is first declared effective by the Securities and Exchange Commission.

                  (c) Other Provisions. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series F Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series F Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series F Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series F Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series F Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series F Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series F Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series F Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                  The right of the holders of Series F Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series F Convertible Preferred Stock to be converted. Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the

Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series F Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series F Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series F Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series F Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series F Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series F Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series F Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series F Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series F Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series F Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  Upon surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                  No fractional shares of Common Stock shall be issued upon conversion of Series F Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing Price of a share of Common Stock on the ten consecutive trading days before the Conversion Date and
(ii) such fraction of a share or (b) may issue an additional share of Common Stock.

                  The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq Stock Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive. The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this
Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants to all holders of the

Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

         C1 = C  x     O + N
                       -----
                    O  + N x P
                         -----
                         M

where

                  C1  = the adjusted Conversion Amount
                  C   = the current Conversion Amount
                  O   = the number of shares of Common Stock  outstanding on the record date.
                  N   = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
                  P   = the offering  price per share of the  additional  shares
                      (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
                  M   = the Current  Market  Price per share of Common  Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

         C1 = C  x      M
                      -----
                      M - F

where

                  C1  = the adjusted Conversion Amount
                  C   = the current Conversion Amount
                  M   = the Current  Market  Price per share of Common  Stock on the record date mentioned below.
                  F   = the aggregate  amount of such cash  dividend  and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The
                      Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series F Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series F Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  Whenever the Conversion Amount is adjusted, (i) the Corporation shall send to each transfer agent, if any, for the Series F
Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series F Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq Stock Market if the Series F Convertible Preferred Stock or the Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice-President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation and (ii) the Corporation will give notice by mail to the holders of record of Series F Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series F Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series F Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines to be fair to the holders of the Series F Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph
(ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after the Series F Convertible Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).

                  SECTION 10. VOTING RIGHTS. Except as otherwise required by law, shares of Series F Convertible Preferred Stock shall not be entitled to vote on any matter.

                  The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series F Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series F Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series F Convertible Preferred Stock shall be deemed not to affect materially and adversely such powers, preferences, or special rights.

                  SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series F Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion into Common Stock, all shares of Series F Convertible Preferred Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Series F Convertible Preferred Stock held of record by the
Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         FIFTH:            [Intentionally omitted]

         SIXTH:            The Corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the bylaws of the Corporation. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other Corporation or Corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         EIGHTH: To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, a Director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

         NINTH:    Whenever a compromise or arrangement is proposed between this

Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         TENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be written ballot unless the bylaws of the corporation shall so provide.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the duly elected Assistant Secretary of Palomar Medical Technologies, Inc., does hereby declare that this Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware. The undersigned does hereby affirm, under the penalties of perjury, that this instrument is the act and deed of the Corporation and the facts herein set forth are true and correct. I have accordingly hereunto set my hand this day of August, 1996.


                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                             By:
                                                --------------------------------
                                                        Joseph P. Caruso
                                                        Chief Financial Officer